Exhibit 10.36

SECOND AMENDMENT TO CREDIT AGREEMENT

      This Second Amendment to Credit Agreement is dated this 22nd day of December, 2006, by and among Big Lots Stores, Inc., an Ohio corporation (the "Borrower"), each of the Guarantors (as defined in the Credit Agreement (as hereinafter defined)), the Banks (as defined in the Credit Agreement), PNC Bank, National Association, in its capacity as syndication agent for the Banks (the "Syndication Agent"), National City Bank, in its capacity as administrative agent for the Banks (the "Agent"), and Wachovia Bank, N.A., in its capacity as documentation agent for the Banks (the "Documentation Agent") ("Second Amendment").

W I T N E S S E T H:

     WHEREAS, the Borrower, the Guarantors, the Banks, the Syndication Agent, the Agent and the Documentation Agent entered into that certain Credit Agreement, dated October 29, 2004, as amended by that certain First Amendment to Credit Agreement, dated October 25, 2005, by and among the Borrower, the Guarantors, the Banks, the Syndication Agent, the Agent and the Documentation Agent (as amended, the "Credit Agreement"); and

     WHEREAS, the Borrower and the Guarantors desire to amend certain provisions of the Credit Agreement and the Banks, the Syndication Agent, the Agent and the Documentation Agent shall permit such amendments pursuant to the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1. All capitalized terms used herein which are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement unless the context clearly indicates otherwise.

     2. Section 1.1 of the Credit Agreement is hereby amended by inserting the following definition:

      Fitch shall mean Fitch IBCA, Duff & Phelps, a division of Fitch, Inc. and its successors.

     3. Section 1.1 of the Credit Agreement is hereby amended by deleting the following definition in its entirety and replacing it with the following:

      Permitted Investments shall mean:

           (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations backed by the full faith and credit of the United States of America maturing in twelve (12) months or less from the date of acquisition;

           (ii) commercial paper maturing in one (1) year or less rated not lower than A-1 by Standard & Poor's, P-1 by Moody's or F-1 by Fitch on the date of acquisition;

           (iii) demand deposits, time deposits or certificates of deposit maturing within one year in commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of acquisition;

           (iv) money market mutual funds or cash management trusts rated the highest rating by Standard & Poor's, Moody's or Fitch (and not rated other than the highest rating by Standard & Poor's, Moody's or Fitch) or investing solely in investments described in clauses (i) through (iii) above;

           (v) fully collateralized repurchase agreements with a term of not more than one hundred eighty (180) days for securities described in clause (i) above and entered into with commercial banks whose obligations are rated A-1, A or the equivalent or better by Standard & Poor's on the date of acquisition;

           (vi) short term tax-exempt securities rated not lower than BBB by either Moody's or Standard & Poor's or an equivalent rating by Fitch with provisions for liquidity or maturity accommodations of two (2) years or less;

           (vii) investments in other readily marketable securities (excluding any equity or equity-linked securities other than auction rate preferred securities) which are rated P1 or P2 by Moody's, A1 or A2 by Standard & Poor's or F1 or F2 by Fitch (in lieu of a short term rating, a long term rating of not less than A2 by Moody's, A by Standard & Poor's or an equivalent rating by Fitch would qualify under this subclause (vii), provided that no such security position shall exceed five percent (5%) of the invested cash portfolio of the Loan Parties); and

           (viii) any investment existing on the date of this Agreement and described on Schedule 1.1(P)(1).

     4. The provisions of Sections 2 and 3 of this Second Amendment shall not become effective until the Syndication Agent has received this Second Amendment, duly executed by each of the Loan Parties and the Required Banks.

     5. Each Loan Party hereby reconfirms and reaffirms all representations and warranties, agreements and covenants made by it pursuant to the terms and conditions of the Credit Agreement, except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Credit Agreement, and except any such representations or warranties made as of a specific date or time, which shall have been true and correct in all material respects as of such date or time.

     6. Each Loan Party acknowledges and agrees that each and every document, instrument or agreement, which at any time has secured the Obligations including, without limitation, the Guaranty Agreements, hereby continues to secure the Obligations.

     7. Each Loan Party hereby represents and warrants to the Banks and the Agent that (i) such Loan Party has the legal power and authority to execute and deliver this Second Amendment, (ii) the officers of such Loan Party executing this Second Amendment have been duly authorized to execute and deliver the same and bind such Loan Party with respect to the provisions hereof, (iii) the execution and delivery hereof by such Loan Party and the performance and observance by such Loan Party of the provisions hereof and all documents executed or to be executed herewith, do not violate or conflict with the organizational agreements of such Loan Party or any material Law applicable to such Loan Party or result in a breach of any provision of or constitute a default under any other material agreement, instrument or document binding upon or enforceable against such Loan Party, and (iv) this Second Amendment and the documents executed or to be executed by such Loan Party in connection herewith constitute valid and binding obligations of such Loan Party in every respect, enforceable in accordance with their respective terms.

     8. Each Loan Party represents and warrants that (i) no Event of Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of this Second Amendment or the performance or observance of any provision hereof, (ii) the schedules attached to and made a part of the Credit Agreement, are true and correct in all material respects as of the date hereof, except as such schedules may have heretofore been amended or modified in writing in accordance with the Credit Agreement and (iii) it presently has no known claims or actions of any kind at Law or in equity against the Banks or the Agent arising out of or in any way relating to the Loan Documents.

     9. The Borrower represents and warrants that its Debt Rating from Standard & Poor's has not been withdrawn at any time from the Closing Date through and including the date of this Second Amendment.

     10. Each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby.

     11. The agreements contained in this Second Amendment are limited to the specific agreements made herein. Except as amended hereby, all of the terms and conditions of the Credit Agreement and the Loan Documents shall remain in full force and effect. This Second Amendment amends the Credit Agreement and is not a novation thereof.

     12. This Second Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument.

     13. This Second Amendment shall be governed by, and shall be construed and enforced in accordance with, the Laws of the State of Ohio without regard to the principles of the conflicts of law thereof. Each Loan Party hereby consents to the jurisdiction and venue of the Court of Common Pleas of Franklin County, Ohio and the United States District Court for the Southern District of Ohio with respect to any suit arising out of or mentioning this Second Amendment.

[INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto have caused this Second Amendment to be duly executed by their duly authorized officers on the day and year first above written.

BORROWER:	BIG LOTS STORES, INC.
WITNESS:

/s/ Jared A. Poff	By:	/s/ Joe R. Cooper
Name: Joe R. Cooper
Title: Senior Vice President and Chief
Financial Officer

GUARANTORS:	BIG LOTS, INC.
CAPITAL RETAIL SYSTEMS, INC.
C.S. ROSS COMPANY
CSC DISTRIBUTION, INC.
MAC FRUGAL’S BARGAINS·CLOSE-OUTS, INC.
PNS STORES, INC.
WEST COAST LIQUIDATORS, INC.
CLOSEOUT DISTRIBUTION, INC.
MIDWESTERN HOME PRODUCTS, INC.
INDUSTRIAL PRODUCTS OF NEW ENGLAND,
INC.
TOOL AND SUPPLY COMPANY OF NEW
ENGLAND, INC.
DURANT DC, LLC
SONORAN LLC
SAHARA LLC
BLSI PROPERTY, LLC
GREAT BASIN LLC
WITNESS:

/s/ Jared A. Poff	By:	/s/ Joe R. Cooper
Name: Joe R. Cooper
Title: Senior Vice President and Chief
Financial Officer

WITNESS:	CONSOLIDATED PROPERTY
HOLDINGS, INC.

/s/ Jared A. Poff	By:	/s/ Joe R. Cooper
Name: Joe R. Cooper
Title: Senior Vice President and Chief
Financial Officer

PNC BANK, NATIONAL ASSOCIATION,
as a Bank and as Syndication Agent

	By:	/s/ Bruce A. Kitner
Name: Bruce A. Kitner
Title: Vice President

NATIONAL CITY BANK, as a Bank and as
Administrative Agent

	By:	/s/ Ralph A. Kaparos
Name: Ralph A. Kaparos
Title: Executive Vice President

WACHOVIA BANK, N.A., as a Bank and
as Documentation Agent

	By:	/s/ Martha M. Winters
Name: Martha M. Winters
Title: Director

WELLS FARGO BANK, N.A.

	By:	/s/ Pete Martinets
Name: Pete Martinets
Title: Vice President

BANK OF AMERICA, N.A.

	By:	/s/ James J. Ward
Name: James J. Ward
Title: Managing Director

U.S. BANK, NATIONAL ASSOCIATION

By:	/s/ Gregory L. Dryden
Name: Gregory L. Dryden
Title: Sr. Vice President

FIFTH THIRD BANK (CENTRAL OHIO)
By:	/s/ Brent M. Jackson
Name: Brent M. Jackson
Title: Vice President

SUNTRUST BANK

By:	/s/ William Humphries
Name: William Humphries
Title: Managing Director

HSBC BANK USA, National Association

By:	/s/ Robert J. McArdle
Name: Robert J. McArdle
Title: Vice President

THE BANK OF NEW YORK

By:
Name:
Title:

LASALLE BANK NATIONAL ASSOCIATION

By:	/s/ David Bacon
Name: David Bacon
Title: EVP

BANK OF TOKYO-MITSUBISHI, LTD.
Chicago Branch

By:	/s/ Tsuguyuki Umene
Name: Tsuguyuki Umene
Title: Deputy General Manager

THE HUNTINGTON NATIONAL BANK

By:	/s/ John M. Luehmann
Name: John M. Luehmann
Title: Vice President

GUARANTY BANK

By:	/s/ Robert S. Hays
Name: Robert S. Hays
Title: Senior Vice President

HIBERNIA BANK

By:	/s/ Julie Nosser
Name: Julie Nosser
Title: Assistant Vice President